                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------





                            HOUSEHOLD BANK (SB), N.A.



                                       and



                    HOUSEHOLD RECEIVABLES ACQUISITION COMPANY



                              AMENDED AND RESTATED
                         RECEIVABLES PURCHASE AGREEMENT



                            Dated as of June 12, 2002





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                                       PAGE
ARTICLE I DEFINITIONS....................................................................................1

         Section 1.01.Definitions........................................................................1
         Section 1.02.Other Definitional Provisions......................................................5

ARTICLE II PURCHASE AND CONVEYANCE OF RECEIVABLES........................................................5

         Section 2.01.Purchase...........................................................................5
         Section 2.02.Addition of Additional Accounts....................................................7

ARTICLE III CONSIDERATION AND PAYMENT....................................................................7

         Section 3.01.Purchase Price.....................................................................7
         Section 3.02.Adjustments to Purchase Price......................................................8
         Section 3.03.Use of Name, Logo and Marks........................................................8

ARTICLE IV REPRESENTATIONS AND WARRANTIES................................................................9

         Section 4.01.Representations and Warranties of the Bank Relating to the Bank....................9
         Section 4.02.Representations and Warranties of the Bank Relating to the Agreement and the
                           Receivables..................................................................11
         Section 4.03.Representations and Warranties of HRAC............................................12

ARTICLE V COVENANTS.....................................................................................13

         Section 5.01.Covenants of the Bank.............................................................13

ARTICLE VI REPURCHASE OBLIGATION........................................................................14

         Section 6.01.Repurchase Obligation Termination.................................................14

ARTICLE VII CONDITIONS PRECEDENT........................................................................15

         Section 7.01.Conditions to HRAC's Obligations..................................................15
         Section 7.02.Conditions Precedent to the Bank's Obligations....................................15

ARTICLE VIII TERM AND PURCHASE TERMINATION..............................................................16

         Section 8.01.Term..............................................................................16
         Section 8.02.Purchase Termination..............................................................16

ARTICLE IX MISCELLANEOUS PROVISIONS.....................................................................16

         Section 9.01.Amendment.........................................................................16
         Section 9.02.Governing Law.....................................................................17
         Section 9.03.Notices...........................................................................17
         Section 9.04.Severability of Provisions........................................................17
         Section 9.05.Assignment........................................................................17

         Section 9.06.Acknowledgement and Agreement of the Bank.........................................18
         Section 9.07.Further Assurances................................................................18
         Section 9.08.No Waiver; Cumulative Remedies....................................................18
         Section 9.09.Counterparts......................................................................19
         Section 9.10.Binding; Third-Party Beneficiaries................................................19
         Section 9.11.Merger and Integration............................................................19
         Section 9.12.Headings..........................................................................19
         Section 9.13.Schedules and Exhibits............................................................19
         Section 9.14.Nonpetition Covenant..............................................................19

Schedule I        LIST OF ACCOUNTS.....................................................................I-1

Schedule II       EXCLUDED ACCOUNT SCHEDULE...........................................................II-1

Schedule III      ENTITIES TO WHICH RECEIVABLES MAY BE SOLD..........................................III-1

     AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of June 12, 2002, by and between HOUSEHOLD RECEIVABLES ACQUISITION COMPANY, a Delaware corporation ("HRAC"), and HOUSEHOLD BANK (SB), N.A., a national banking association (the "BANK"), which amends and restates the Receivables Purchase Agreement, dated as of June 12, 2001, by and between HRAC and the Bank.

                              W I T N E S S E T H:

     WHEREAS, HRAC desires to purchase on each Business Day all Receivables (hereinafter defined) arising under all revolving credit accounts arising under the private label program (other than Excluded Accounts) owned by the Bank;

     WHEREAS, the Bank desires to sell and assign on each Business Day all Receivables arising under the private label program (other than Excluded Accounts) to HRAC upon the terms and conditions hereinafter set forth;

     WHEREAS, it is contemplated that certain of the Receivables purchased hereunder have been, or will be, transferred by HRAC to HRSI Funding, Inc. II then to the Trust (hereinafter defined) in connection with the issuance of certain securities;

     WHEREAS, the Bank and HRAC desire to amend this Agreement.

     NOW, THEREFORE, it is hereby agreed by and between HRAC and the Bank as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. All capitalized terms used herein or in any certificate or document, made or delivered pursuant hereto, and not defined herein or therein, shall have the meaning ascribed thereto in the Transfer and Servicing Agreement; in addition, the following words and phrases shall have the following meanings:

     "Account" shall mean (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, (d) each account into which an Account shall be transferred (a "TRANSFERRED ACCOUNT"), provided that (i) such transfer was made in accordance with the Credit Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred, and (e) each Newer Account, but shall exclude (f) Excluded Accounts.

     "Account Owner" shall mean the Bank.

     "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of all Accounts or Excluded Accounts, as applicable, each identified by account number.

     "Addition Date" shall mean with respect to Additional Accounts designated prior to the Transition Date (or related Participation Interests), the date from and after which such Additional Accounts were included as Accounts pursuant to
Section 2.02.

     "Addition Notice Date" shall have the meaning specified in Section 2.02 of this Agreement.

     "Additional Account" shall mean each Account designated prior to the Transition Date pursuant to Section 2.02 and that is identified in the computer file or microfiche list delivered to HRAC by the Bank pursuant to Section 2.01.

     "Additional Cut-Off Date" shall mean with respect to Additional Accounts, the date specified as such in the notice delivered with respect thereto pursuant to Section 2.02.

     "Agreement" shall mean this Amended and Restated Receivables Purchase Agreement and all amendments hereof and supplements hereto.

     "Bank" shall mean Household Bank (SB), N.A., a nationally chartered bank, and its successors and permitted assigns.

     "Business Day" shall mean any day other than (a) a Saturday or Sunday or
(b) any other day on which national banking associations or state banking institutions in New York City, New York, Delaware, Nevada, Illinois or any other State in which the principal executive offices of the Bank, the Servicer, the Owner Trustee or the Indenture Trustee, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed.

     "Closing Date" shall mean June 12, 2001.

     "Company" shall mean HRSI Funding, Inc. II, a Delaware corporation, and its permitted successors and assigns.

     "Conveyance" shall have the meaning specified in subsection 2.01(a).

     "Credit Adjustment" shall have the meaning specified in Section 3.02.

     "Debtor Relief Laws" shall mean (a) the Bankruptcy Code of the United States of America and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

     "Excluded Account" shall mean any revolving credit account as to which the Bank and HRAC have elected to exclude the related Receivables from sale under this Agreement in accordance with subsection 2.01(f) hereof.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

     "Finance Charge and Administrative Receivables" shall mean all Receivables in the Accounts which would be treated as "Finance Charge and Administrative Receivables" in accordance with the definition for such term in the Transfer and Servicing Agreement.

     "HRAC" shall mean Household Receivables Acquisition Company, a Delaware corporation, and its successors and permitted assigns.

     "Indenture" shall mean the Master Indenture between the Trust and U.S. Bank National Association, as Indenture Trustee, dated as of June 12, 2001 as supplemented by Indenture Supplements applicable to any Series that may be issued from time to time.

     "Indenture Supplement" shall mean the indenture supplement pursuant to which a Series is issued.

     "Indenture Trustee" shall mean U.S. Bank National Association in its capacity as indenture trustee, or any successor indenture trustee.

     "Initial Account" shall mean each Account included in the computer file delivered pursuant to Section 2.01(c)(ii)(A) of this Agreement to HRAC or its designee in respect of the Closing Date.

     "Insolvency Event" shall have the meaning specified in Section 8.02.

     "New Principal Receivables" shall have the meaning set forth in Section
3.01.

     "Newer Account" shall mean each revolving credit account (a) which has been established under the private label program of the Bank, (b) which is owned by the Bank on or after the Transition Date, (c) which was not designated as an Account under this Agreement prior to the Transition Date, and (d) which is not an Excluded Account.

     "Obligor" shall mean, with respect to each Account, each person that would be treated as an "Obligor" in accordance with the definition for such term in the Transfer and Servicing Agreement.

     "Owner Trustee" shall mean Wilmington Trust Company, a Delaware banking corporation the institution executing the Household Private Label Credit Card Master Note Trust I Trust Agreement, dated as of June 12, 2001 with the Company, as and acting in the capacity of Owner Trustee thereunder, or its successor in interest, or any successor trustee appointed as provided thereunder.

     "Principal Receivables" shall mean all Receivables other than Finance Charge and Administrative Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts and Additional Accounts on such day.

     "Purchase Price" shall have the meaning set forth in Section 3.01.

     "Purchased Assets" shall have the meaning set forth in Section 2.01.

     "Receivables" shall mean all amounts shown on the Bank's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge and Administrative Receivables.

     "Securitized Accounts" shall mean the Accounts related to Securitized Receivables.

     "Securitization Date" shall mean with respect to the Receivables arising under a Newer Account, the date when such Receivables are transferred to the Company or the Trust.

     "Securitized Receivables" shall mean Receivables which are owned by the Company or the Trust.

     "Servicer" shall mean Household Finance Corporation, in its capacity as Servicer pursuant to the Transfer and Servicing Agreement and, after any Service Transfer, the Successor Servicer.

     "Transfer and Servicing Agreement" shall mean the Transfer and Servicing Agreement, dated as of June 12, 2001 among Household Finance Corporation, as Servicer, the Company, as Transferor, and the Owner Trustee on behalf of the Trust, and all amendments and supplements thereto.

     "Transferor RPA" shall mean the Receivables Purchase Agreement, dated June 12, 2001, between HRAC and the Company.

     "Transition Date" shall mean July 1, 2002.

     "Trust" shall mean the Household Private Label Credit Card Master Note Trust I, acting by and through Wilmington Trust Company, not in its individual capacity but solely as owner trustee.

     "Trust Collateral" shall have the meaning set forth in Section 2.01.

     Section 1.02. Other Definitional Provisions.

     All terms defined in this Agreement shall have the defined meanings when used in any certificate, or other document, made or delivered pursuant hereto unless otherwise defined therein.

     The words "HEREOF," "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

     All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Indenture or the Transfer and Servicing Agreement.

                                   ARTICLE II

                     PURCHASE AND CONVEYANCE OF RECEIVABLES

     Section 2.01. Purchase.

     (a) By execution of this Agreement, the Bank does hereby sell, transfer, assign, set over and otherwise convey to HRAC (collectively, the "CONVEYANCE"), without recourse except as provided herein, all its right, title and interest in, to and under the Receivables existing at the close of business on (i) the Closing Date, in the case of Receivables arising in the Initial Accounts, (ii) each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts and the related Participation Interests conveyed pursuant to a Participation Interest Supplement, and (iii) commencing on the Transition Date, the day the Bank acquires rights in the related Newer Account, in the case of Receivables arising in the Newer Accounts, and in each case thereafter created from time to time until the termination of this Agreement pursuant to
Article VIII hereof, all Recoveries with respect to such Accounts and all such Participation Interests, all monies due or to become due and all amounts received or receivable with respect thereto, and all proceeds (including, without limitation, "proceeds" as defined in the UCC) thereof (the "PURCHASED ASSETS").

     (b) In connection with such Conveyance, the Bank agrees (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables and Participation Interests conveyed pursuant to a Participation Interest Supplement, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the Conveyance of such Receivables and all such Participation Interests from the Bank to HRAC, (ii) that such financing statements shall name the Bank, as seller, and HRAC, as purchaser, of the Receivables and all such Participation Interests and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding such continuation statements, which shall be delivered as filed) to HRAC as soon as is practicable after filing.

     (c) In connection with each such Conveyance, the Bank further agrees that it will, at its own expense, on or prior to (A) the Closing Date, in the case of Initial Accounts, (B) the applicable Addition Date, in the case of Additional Accounts, and (C) the applicable Securitization Date, in the case of the related Newer Accounts, indicate in its computer files that, Receivables created in connection with such Accounts have been conveyed to HRAC in accordance with this Agreement and, as applicable, have been conveyed by HRAC to the Company in accordance with the Transferor RPA and, as applicable, have been conveyed by the Company to the Trust pursuant to the Transfer and Servicing Agreement and, as applicable, have been pledged by the Trust to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders by including in such computer files the code that identifies each such Account. On or prior to each Securitization Date, HRAC will prepare a computer file or microfiche list containing a true and complete list of Securitized Accounts specifying, as of the Closing Date, in the case of the Initial Accounts, the applicable Additional Cut-Off Date, in the case of Additional Accounts, and the applicable Securitization Date, in the case of the related Newer Accounts, (1) its account number, (2) the aggregate amount outstanding in such Account and (3) the aggregate amount of Principal Receivables in such Account. Each such computer file or microfiche list, as supplemented from time to time to reflect Additional Accounts or Securitized Accounts, as appropriate, shall be an Account Schedule marked as SCHEDULE I to this Agreement, shall be delivered to the Bank, or its designee, and is hereby incorporated into and made a part of this Agreement. The Bank further agrees not to alter the code referenced in the first sentence of this paragraph with respect to any such Account during the term of this Agreement.

     (d) The parties hereto intend that the conveyance of the Bank's right, title and interest in and to the Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Bank to HRAC and that the Purchased Assets shall not be part of the Bank's estate in the event of the insolvency of the Bank or a conservatorship, receivership or similar event with respect to the Bank. It is the intention of the parties hereto that the arrangements with respect to the Purchased Assets shall constitute a purchase and sale of such Purchased Assets and not a loan or a borrowing secured by such Purchased Assets. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Bank shall be deemed to have granted and does hereby grant to HRAC a first priority perfected security interest in all of the Bank's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and other Purchased Assets to secure the obligations of the Bank hereunder.

     (e) To the extent that the Bank retains any interest in the Purchased Assets, the Bank hereby grants to the Indenture Trustee for the benefit of the Noteholders a security interest in all of the Bank's right, title, and interest, whether now owned or hereafter acquired, in, to, and under the Securitized Receivables and other related

Purchased Assets that are pledged to the Indenture Trustee pursuant to the Indenture (collectively, the "TRUST COLLATERAL"), to secure the performance of all of the obligations of the Bank under this Agreement and any other agreement or document related to the Transfer and Servicing Agreement or the Indenture. With respect to the Trust Collateral, the Indenture Trustee shall have all of the rights that it has under the Transfer and Servicing Agreement and the Indenture and all of the rights of a secured creditor under the UCC.

     (f) The Bank and HRAC may designate revolving credit accounts which would otherwise be Accounts as Excluded Accounts and the Receivables related to such Excluded Accounts shall be excluded from sale hereunder. This designation shall be evidenced by the Bank in an Account Schedule, and such Account Schedule, as amended and supplemented from time to time, shall be incorporated into and marked as Schedule II to this Agreement.

     Section 2.02. Addition of Additional Accounts. Prior to the Transition Date, if, from time to time, the Company becomes obligated to designate Additional Accounts (as such term is defined in the Transfer and Servicing Agreement) pursuant to subsection 2.09(a) of the Transfer and Servicing Agreement, then HRAC may, at its option, give the Bank written notice thereof on or before the fifth Business Day (the "ADDITION NOTICE DATE") prior to the Addition Date therefor, and upon receipt of such notice the Bank shall on or before such Addition Date, designate sufficient Eligible Accounts to be included as Additional Accounts so that after the inclusion thereof HRAC will be in compliance with the requirements of said subsection 2.09(a). Prior to the Transition Date, additionally, subject to subsections 2.09(b) and (c) of the Transfer and Servicing Agreement, from time to time Eligible Accounts may be designated to be included as Additional Accounts upon the mutual agreement of the Company, HRAC and the Bank. In either event, the Bank shall have sole responsibility for selecting the Additional Accounts. On the Addition Date with respect to any designation of Additional Accounts, HRAC has purchased the Bank's right, title and interest in, to and under the Receivables in such Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) and the related Purchased Assets.

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

     Section 3.01. Purchase Price.


     (a) The "PURCHASE PRICE" for the Receivables in the Initial Accounts and the related Purchased Assets conveyed to HRAC by the Bank under this Agreement shall be payable on the Closing Date and shall be an amount equal to 100% of the aggregate balance of Principal Receivables in those Accounts as of the Closing Date, plus the present value of anticipated excess spread, computed by taking into account factors such as historical losses, servicing fees, delinquencies and paydown rates, yield and such other factors as the Bank and HRAC mutually agree (and discounted to take into account any uncertainty as to future performance matching historical performances), will result in a Purchase Price determined to be the fair market value of such Purchased Assets. This computation of initial purchase price shall assume no reinvestment in new Receivables. The Purchase Price for the Receivables and the related Purchased Assets (including Receivables and the related Purchased Assets in Additional Accounts) to be conveyed to HRAC under this Agreement which come into existence after the Closing Date, shall be payable no later than the Distribution Date following the Due Period in which such Receivables and Purchased Assets are conveyed by the Bank to HRAC in an amount equal to 100% of the aggregate balance of the Principal Receivables so conveyed (the "NEW PRINCIPAL RECEIVABLES"), plus the present value of anticipated excess spread, computed by taking into account factors such as historical losses, servicing fees, delinquencies, paydown rates and yield and such other factors as the Bank and HRAC may mutually agree so as to result in a Purchase Price determined to be the fair market value of such Purchased Assets. The Bank and HRAC confirm that a Purchase Price equal to the fair market value of all Purchased Assets sold to HRAC through the date hereof has been paid by HRAC to the Bank. The Purchase Price shall be paid in cash (including netting against other payments) or in other immediately available funds by HRAC.

     (b) Notwithstanding any other provision of this Agreement, the Bank shall not be obligated to continue to sell Purchased Assets to HRAC to the extent that the Bank is not paid the Purchase Price therefor as provided herein.

     Section 3.02. Adjustments to Purchase Price. The Purchase Price shall be adjusted on each purchase price payment date (a "CREDIT ADJUSTMENT") with respect to any Receivable previously conveyed to HRAC by the Bank which has since been reversed because of a rebate, refund, unauthorized charge or billing error to a cardholder because such Receivable was created in respect of merchandise which was refused or returned by a cardholder. The amount of such adjustment shall equal (x) the reduction in the principal balance of such Receivable resulting from the occurrence of such event multiplied by (y) the quotient (expressed as a percentage) of (i) the Purchase Price for Principal Receivables payable on such date computed in accordance with Section 3.01(a) divided by (ii) the Principal Receivables paid for on such date pursuant to such Section. In the event that an adjustment pursuant to this Section 3.02 causes the Purchase Price to be a negative number, the Bank agrees that, not later than 1:00 P.M. New York City time on such date, the Bank shall pay to HRAC an amount equal to the amount by which the Purchase Price minus the Credit Adjustment would be reduced below zero.

     Section 3.03. Use of Name, Logo and Marks. The Bank does hereby grant to HRAC and the Servicer a non-exclusive license to use the name "Household Bank
(SB), National Association" and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists and other intangibles in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of the Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties of the Bank Relating to the Bank. The Bank hereby represents and warrants to, and agrees with, HRAC as of the Closing Date, on each Addition Date and on each day on or after the Transition Date, that:

     (a) the Bank is a national bank duly organized and validly existing in good standing under the laws of the United States and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement;

     (b) the Bank is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Agreement relating to an Account or any Receivable unenforceable by the Bank, HRAC, the Company or the Owner Trustee on behalf of the Trust and (ii) have a material adverse effect on the Noteholders;

     (c) the execution, delivery and performance of this Agreement and any other document or instrument delivered pursuant hereto, and the consummation of the transactions provided for in this Agreement and any other document or instrument delivered hereto have been duly authorized by the Bank by all necessary corporate action on the part of the Bank;

     (d) the execution and delivery of this Agreement and any other document or instrument delivered hereto by the Bank, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement applicable to the Bank will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Bank is a party or by which it or any of its properties are bound;

     (e) the execution, delivery and performance of this Agreement by the Bank and the fulfillment of the terms contemplated herein and therein applicable to the Bank will not conflict with or violate any Requirements of Law applicable to the Bank;

     (f) there are no proceedings or investigations pending or, to the best knowledge of the Bank, threatened against the Bank, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Bank, would materially and adversely affect the performance by the Bank of its obligations under this Agreement, or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement;

     (g) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Bank in connection with the execution and delivery by the Bank of this Agreement and any other document or instrument delivered hereto and the performance of the transactions contemplated by this Agreement by the Bank have been duly obtained, effected or given and are in full force and effect;

     (h) the Bank does not own directly or indirectly any ownership interest in HRAC, the Company or the Trust;

     (i) the consolidated financial statements of the Bank do not include the assets or liabilities of HRAC, the Company or the Trust;

     (j) the Bank has conducted and will conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identify of the entity with which those others are concerned;

     (k) the Bank has maintained and will maintain its corporate records and books of account separate, and apart from those of the Trust;

     (l) the assets of the Bank (including its funds) have not been and will not be commingled with those of the Trust;

     (m) the board of directors of the Bank has held and will hold all appropriate meetings or will properly execute written consents with respect to all actions requiring such consents;

     (n) the Bank has been and will be adequately capitalized as defined in 12 U.S.C.ss.1831 o(b)(1)(B) in light of its contemplated business obligations;

     (o) the Bank has not and will not guaranty debts of the Trust;

     (p) the Bank has not and will not acquire obligations or securities of, or make loans or advances to, the Trust;

     (q) the Bank has received fair consideration in exchange for its interests in the related Receivables;

     (r) the Bank will treat the transfer to HRAC of the related Receivables as a sale for tax and accounting purposes; and

     (s) there are no agreements or understandings between the Bank and the Trust relating to the related Receivables, except as set forth in the Transaction Documents.

     The representations and warranties set forth in this Section 4.01 shall survive the transfer and assignment of the Receivables to HRAC. Upon discovery by the Bank or HRAC of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give written notice to the other party, the Company, the Owner Trustee and the Indenture Trustee within three Business Days following such discovery.

     Section 4.02. Representations and Warranties of the Bank Relating to the Agreement and the Receivables.

     (a) Representations and Warranties. The Bank hereby represents and warrants to HRAC as of the date of this Agreement, as of the Closing Date, as of each Addition Date, and on each Securitization Date, that:

          (i) this Agreement constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

          (ii) as of the date of transfer each Receivable has been and will be conveyed to HRAC free and clear of any Lien;

          (iii) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Bank in connection with the conveyance of Securitized Receivables to HRAC have been duly obtained, effected or given and are in full force and effect;

          (iv) this Agreement constitutes a valid sale, transfer and assignment to HRAC of all right, title and interest of the Bank in the Securitized Receivables and the proceeds thereof and the related Recoveries payable pursuant to this Agreement; and

          (v) Each Purchased Asset related to a Securitized Receivable has been conveyed to HRAC in compliance, in all material respects, with all Requirements of Law applicable to the Bank.

     (b) Notice of Breach. The representations and warranties set forth in this
Section 4.02 shall survive the transfer and assignment of the Receivables to HRAC. Upon discovery by either the Bank or HRAC of a breach of any of the representations and warranties set forth in this Section 4.02, the party discovering such breach shall give written notice to the other party, and in the case of a Securitized Receivable, to the Company, the Owner Trustee and the Indenture Trustee promptly following such discovery; provided that the failure to give notice promptly does not preclude subsequent notice. The Bank agrees to cooperate with HRAC in attempting to cure any such breach.

     Section 4.03. Representations and Warranties of HRAC. As of the Closing Date, on each Addition Date and on each Business Day on or after the Transition Date, HRAC hereby represents and warrants to, and agrees with, the Bank that:

     (a) Organization and Good Standing. HRAC is a corporation duly organized and validly existing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under this Agreement.

     (b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by HRAC by all necessary corporate action on the part of HRAC.

     (c) No Conflict. The execution and delivery of this Agreement and any other document or instrument delivered hereto by HRAC, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement applicable to HRAC, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which HRAC is a party or by which it or any of its properties are bound.

     (d) No Violation. The execution, delivery and performance of this Agreement by HRAC and the fulfillment of the terms contemplated herein and therein applicable to HRAC will not conflict with or violate any Requirements of Law applicable to HRAC.

     (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of HRAC, threatened against HRAC, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of HRAC, would materially and adversely affect the performance by HRAC of its obligations under this Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

     (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by HRAC in connection with the execution and delivery by HRAC of this Agreement and any other document or instrument delivered hereto and the performance of the transactions contemplated by this Agreement have been duly obtained, effected or given and are in full force and effect.

     The representations and warranties set forth in this Section 4.03 shall survive the Conveyance of the Receivables to HRAC. Upon discovery by HRAC or the Bank of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party, the Owner Trustee and the Indenture Trustee.

                                   ARTICLE V

                                   COVENANTS

     Section 5.01. Covenants of the Bank. The Bank hereby covenants and agrees with HRAC as follows:


     (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Bank will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC).

     (b) Security Interests. Except for the conveyances hereunder, the Bank will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with HRAC's ownership of the Receivables or grant, create, incur, assume or suffer to exist any Lien (arising through or under the Bank) on, any Receivable, whether now existing or hereafter created, or any interest therein, and the Bank shall not claim any ownership interest in the Receivables and shall defend the right, title and interest of HRAC in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Bank.

     (c) Account Allocations. In the event that the Bank is unable for any reason to transfer Receivables to HRAC in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 8.02 or any order of any Governmental Authority), then, in any such event, the Bank agrees (except as prohibited by any such order) to allocate and pay to HRAC, after the date of such inability, all Collections that HRAC will be required to allocate and pay to the Company pursuant to Section
5.01 of the Receivables Purchase Agreement between HRAC and the Company.

     (d) Delivery of Collections or Recoveries. In the event that the Bank receives Collections or Recoveries, the Bank agrees to pay to HRAC (or to the Servicer if HRAC so directs) all such Collections and Recoveries as soon as practicable after receipt thereof.

     (e) Notice of Liens. The Bank shall notify HRAC promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder, under the Transfer and Servicing Agreement and under the Indenture.

     (f) Documentation of Transfer. The Bank shall undertake to file the documents which would be necessary to perfect and maintain the transfer of the Purchased Assets to HRAC.

     (g) Periodic Rate Finance Charges. Except (A) as otherwise required by any Requirements of Law or (B) as is deemed by the Bank to be necessary in order for it to maintain its credit business or a program operated by such credit business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit business or such program, it shall not at any time take any action which would have the effect of reducing the Series Portfolio Yield to a level that could be reasonably expected to result in an Adverse Effect with respect to any Series based on the insufficiency of the Series Portfolio Yield or any similar test.

     (h) Credit Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (f) above, the Bank or the Servicer may change the terms and provisions of the applicable Credit Agreements or the applicable Credit Guidelines of the Bank or the Servicer in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by paragraph (f) above, the Bank or the Servicer will not take any action unless (i) at the time of such action, the Bank or the Servicer, reasonably believes that such action will not cause an Adverse Effect, and (ii) such change is made applicable to the comparable segment of the revolving credit accounts owned by the Bank or serviced by the Servicer which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between the Bank and an unrelated third party or by the terms of the Credit Agreements.

     (i) Approval and Official Records. The Bank shall cause this Agreement to be duly approved by the Bank's Board of Directors, and the Bank shall maintain this Agreement as a part of the official records of the Bank for the term of this Agreement.

     (j) Trust Documents Control. The Bank acknowledges that some, but not all Receivables are to be sold by HRAC to the entities listed on Schedule III pursuant to the related Transaction Documents and are to be serviced by the applicable Servicer. The Bank agrees to cooperate fully with such Servicer and to permit such Servicer to take any and all actions necessary in connection with such Receivables.

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

     Section 6.01. Repurchase Obligation Termination. On the Transition Date, all prior obligations of the Bank to accept reassignment of HRAC's interests in Receivables as a result of breaches of representations or warranties hereunder shall terminate, without regard to whether such breaches occur prior to or on or after the Transition Date.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     Section 7.01. Conditions to HRAC's Obligations. The obligations of HRAC to purchase any Purchased Assets on any Business Day shall be subject to the satisfaction of the following conditions:

     (a) All representations and warranties of the Bank contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

     (b) All information concerning such Purchased Assets provided to HRAC, or its designee, shall be true and correct as of such date in all material respects;

     (c) The Bank shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

     (d) The Bank shall have recorded and filed, at its expense, any financing statement with respect to the Receivables now existing and hereafter created for the transfer of accounts and general intangibles (each as defined in Section 9-102 of the UCC) meeting the requirements of applicable state law in such manner and in such jurisdictions as would be necessary to perfect the sale of and security interest in the Receivables from the Bank to HRAC, and shall deliver a file-stamped copy of such financing statements or other evidence of such filings to HRAC, or its designee;

     (e) To the extent required of the Company by Section 2.09(e) of the Transfer and Servicing Agreement, the Bank shall have deposited in the Collection Account all Collections with respect to such related Purchased Assets since the applicable cut-off date; and

     (f) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to HRAC, and HRAC shall have received from the Bank copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as HRAC may reasonably have requested.

     Section 7.02. Conditions Precedent to the Bank's Obligations. The obligations of the Bank to sell Purchased Assets on any Business Day shall be subject to the satisfaction of the following conditions:

     (a) All representations and warranties of HRAC contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date;

     (b) Payment or provision for payment of the Purchase Price in accordance with the provision of Section 3.01 hereof shall have been made; and

     (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Bank, and the Bank shall have received from HRAC copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Bank may reasonably have requested.

                                  ARTICLE VIII

                          TERM AND PURCHASE TERMINATION

     Section 8.01. Term. Notwithstanding the date of this Agreement, this Agreement shall commence and be effective on May 7, 2001 and shall continue until mutually agreed otherwise by the parties.

     Section 8.02. Purchase Termination.

     (a) Consistent with 12 U.S.C. ss. 1821(e)(12), HRAC may not employ as grounds for termination of this Agreement that the liabilities of the Bank exceed its assets; that it has been determined to be insolvent; that any grounds for the appointment of a receiver or conservator as set forth in 12 U.S.C. ss. 1821(c)(5) exist; or that the FDIC has been appointed receiver, conservator or liquidator of the Bank.

     (b) In the event that the FDIC is appointed receiver, conservator or liquidator of the Bank and HRAC has grounds to terminate this Agreement other than those contemplated by 12 U.S.C. ss. 1821(e)(12), the FDIC may request that HRAC not immediately terminate the Agreement, and, upon such request, HRAC shall continue to fulfill its obligations as set forth in this Agreement for a period of ninety (90) days or for such other period as may be mutually agreed by HRAC and the FDIC (the "Continuation Period"). As compensation for any Receivables purchased from the Bank during the Continuation Period, HRAC shall pay an amount equal to the market rate for such Receivables, as mutually agreed by the FDIC and HRAC.

     (c) Nothing in the foregoing paragraphs (a) and (b) shall be deemed to waive or otherwise impair the FDIC's statutory rights under 12
U.S.C.ss.1821(e)(1).

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section 9.01. Amendment. This Agreement and the rights and obligations of the parties hereunder and thereunder may not be changed orally, but only by an instrument in writing signed by HRAC and the Bank in accordance with this
Section 9.01. This Agreement may be amended from time to time by HRAC and the Bank (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, (iv) to change or modify the Purchase Price and (v) to change, modify, delete or add any other obligation of the Bank or HRAC; provided, however that no amendment pursuant to clause (v) of this Section 9.01 shall be effective with respect to Securitized Receivables unless the Bank and HRAC have been notified in writing that the Rating Agency Condition has been satisfied; provided, further, the Bank and HRAC shall have delivered to the Company, the Owner Trustee and the Indenture Trustee an Officer's Certificate, dated the date of any such action, stating that each of the Bank and HRAC, respectively, reasonably believes that such action will not have an Adverse Effect, unless the Company, the Owner Trustee and the Indenture Trustee shall consent thereto. A copy of any amendment to this Agreement with respect to Securitized Receivables shall be sent to the Rating Agency.

     Section 9.02. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 9.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of the Bank, 1111 Town Center Drive, Las Vegas, Nevada 89134,
Attention: General Counsel, (b) in the case of HRAC, 2700 Sanders Road, Prospect Heights, IL 60070, Attention: General Counsel, (c) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001, (d) in the case of the Indenture Trustee, 111 East Wacker Drive, Chicago, Illinois, 60601, Attention: Corporate Trust Department, (e) in the case of the Servicer, Household Finance Corporation, 2700 Sanders Road, Prospect Heights, Illinois 60070, Attention: S.H. Smith, Assistant Treasurer, (f) in the case of Fitch, Fitch, Inc., One State Street Plaza, New York, NY 10004,
Attention: ABS Surveillance, (g) in the case of Moody's, Moody's Investors Service Inc., 99 Church Street, New York, NY 10007, Attention: ABS Monitoring Group, or (h) in the case of Standard & Poor's, Standard & Poor's Ratings Group, 55 Water Street, New York, NY 10041, Attention: Credit Card ABS; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     Section 9.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 9.05. Assignment. Notwithstanding anything to the contrary contained herein, other than HRAC's assignment of its rights, title, and interests in, to, and under this Agreement to the Company and the Company's assignment of its rights, title and interest in, to and under this Agreement to the Trust and the Trust's assignment of its rights, title and interests in, to and under this Agreement to the Indenture Trustee for the benefit of the beneficiaries of the Trust, including the Noteholders as contemplated by the Transfer and Servicing Agreement, the Indenture and Section
9.06 hereof, this Agreement may not be assigned by the parties hereto unless the Bank shall assign its rights, title and interests in, to and under this Agreement to (a) any successor by merger assuming this Agreement (b) to any affiliate owned directly or indirectly by Household International, Inc. which assumes the obligations of this Agreement or (c) to any entity provided that the Rating Agency has advised HRAC and the Bank that the Rating Agency Condition has been satisfied.

     Section 9.06. Acknowledgement and Agreement of the Bank. By execution below, the Bank expressly acknowledges and agrees that all of HRAC's right, title, and interest in, to, and under this Agreement as it relates to Securitized Receivables, including, without limitation, all of HRAC's right, title, and interest in and to the Securitized Receivables purchased pursuant to this Agreement, shall be assigned by HRAC to the Company, and shall be assigned by the Company to the Owner Trustee, and shall be assigned by the Owner Trustee to the Indenture Trustee for the benefit of the beneficiaries of the Trust, including the Noteholders, and the Bank consents to such assignments. The Bank further agrees that notwithstanding any claim, counterclaim, right of setoff or defense which it may have against HRAC, due to a breach by HRAC of this Agreement or for any other reason, and notwithstanding the bankruptcy of HRAC or any other event whatsoever, the Bank's sole remedy shall be a claim against HRAC for money damages, and then only to the extent of funds received by HRAC pursuant to the Receivables Purchase Agreement between HRAC and the Company, and in no event shall the Bank assert any claim on or any interest in the Securitized Receivables or any proceeds thereof or take any action which would reduce or delay receipt by the Company or the Owner Trustee of collections with respect to the Securitized Receivables. Additionally, the Bank agrees for the benefit of the Noteholders that any amounts payable by the Bank to HRAC hereunder with respect to the Securitized Receivables which are to be paid by HRAC to the Company then paid by the Company to the Owner Trustee and pledged to the Indenture Trustee for the benefit of the Noteholders shall be paid by the Bank, on behalf of HRAC, directly to the Company.

     Section 9.07. Further Assurances. HRAC and the Bank agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party, more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

     Section 9.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of HRAC or the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Subject to Section 9.06, the rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

     Section 9.09. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     Section 9.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Company, the Owner Trustee and the Indenture Trustee shall be considered third-party beneficiaries of this Agreement.

     Section 9.11. Merger and Integration. Except as specifically stated otherwise herein, this Agreement set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

     Section 9.12. Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     Section 9.13. Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

     Section 9.14. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement, the Bank shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause HRAC to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against HRAC under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of HRAC or any substantial part of its property or ordering the winding-up or liquidation or the affairs of HRAC.

     IN WITNESS WHEREOF, HRAC and the Bank have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       HOUSEHOLD BANK (SB), N.A.



                                       By:    /s/ J.W. Hoff
                                              ----------------------------------
                                              Name:  J.W. Hoff
                                              Title:  Vice President


                                       HOUSEHOLD RECEIVABLES ACQUISITION COMPANY



                                       By:    /s/ J.W. Hoff
                                              ----------------------------------
                                              Name:  J.W. Hoff
                                              Title:  Vice President